UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2013

GREENHOUSE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54759	45-2094634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4 Research Dr., Suite 402, Shelton, Connecticut 06484
(Address of Principal Executive Offices) (Zip Code)

(203) 242-3065
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c)

SECTION 5 - CORPORATE GOVERANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of and Resignation of Directors

On July 23, 2013 the sole director of Greenhouse Solutions, Inc. (the “Company”), resolved that DR. ROBERT R. SHIELDS who has consented to act as a Member of the Board of Directors of the Company, is appointed to the Board of Directors of the Company.

In conjunction with Dr. Sheilds’ appointment to the Board of Directors of the Company, George Dory submitted his resignation as a member of the Board of Directors of the Company and as the Company's sole officer.

There are no transactions between Dr. Sheilds and the Company that are reportable under Item 404(a) of Regulation S-K.

Appointment of and Resignation of Officers

On July 23, 2013 the director of the Company appointed Dr. Sheilds as President, CEO, Secretary and Treasurer of the Company.

A brief description of the background experience of our new officer and director is as follows:

Dr. Robert Sheilds: Age 62

Dr. Robert Shields was educated in Agronomy-Horticulture at Brigham Young University, receiving a Bachelor of Science in the 1960’s. He operated greenhouses in southern Alberta for many years before becoming a Civil Engineer and working as a Project Coordinator in Calgary. He became a Doctor of Chiropractic and has been self-employed as a chiropractor with Home Chiropractic in Glendale since the 1990. Dr. Sheilds provides stable experience for the Company and the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENHOUSE SOLUTIONS, INC.

By: /s/ Dr. Robert R. Sheilds
Dr. Robert R. Sheilds, President

Date: July 26, 2013